                                                                Preliminary Copy

                                   ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446


To Our Stockholders:

         You are most cordially invited to attend the 1997 Annual Meeting of Stockholders of Alteon Inc. at 9:00 AM, local time, on Tuesday, June 10, 1997, at the Grand Hyatt, Park Avenue at Grand Central, New York, New York.

         The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

         It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

         Thank you for your continued support.

                                                     Sincerely,



                                                     JAMES J. MAUZEY
                                                     Chief Executive Officer

Alteon Inc.
170 Williams Drive
Ramsey, New Jersey 07446

                                   ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 10, 1997

         The Annual Meeting of Stockholders (the "Meeting") of Alteon Inc., a Delaware corporation (the "Company"), will be held at the Grand Hyatt, Park Avenue at Grand Central, New York, New York, on Tuesday, June 10, 1997, at 9:00 AM, local time, for the following purposes:

(1) To elect two directors to serve until the Annual Meeting of Stockholders to be held in 2000 and until their successors shall have been duly elected and qualified;

(2) To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1997;

(3) To consider and vote upon a proposal to ratify the amendment of the Alteon Inc. Amended 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the plan from 1,000,000 shares to 2,000,000 shares;

(4) To consider and vote upon a proposal to remove the limitation on the number of shares of Common Stock issuable upon conversion of the 6% Cumulative Convertible Preferred Stock;

(5) To consider and vote upon a proposal to authorize the issuance and sale of additional shares of preferred stock; and

(6) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Holders of Common Stock of record at the close of business on April 18, 1997, are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 170 Williams Drive, Ramsey, New Jersey 07446 and at the Grand Hyatt, Park Avenue at Grand Central, New York, New York, for a period of 10 days prior to the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                            By Order of the Board of Directors

                                            ELIZABETH A. O'DELL
                                            Secretary
Ramsey, New Jersey
May 12, 1997

         THE COMPANY'S 1996 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                   ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alteon Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 10, 1997, (the "Meeting") at the Grand Hyatt, Park Avenue at Grand Central, New York, New York, at 9:00 AM, local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $.01 par value ("Common Stock"), as of the close of business on April 18, 1996, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 15,710,825 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

         If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock represented by the proxies will be voted (i) FOR the election of the nominees below as directors, (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 1997, (iii) FOR the proposal to remove the limitation on the number of shares of Common Stock issuable upon conversion of the Company's 6% Cumulative Convertible Preferred Stock, (iv) FOR the proposal to authorize the issuance and sale of additional shares of preferred stock, (v) FOR the proposal to ratify the amendment of the Alteon Inc. Amended 1995 Stock Option Plan, and (vi) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any Stockholder who has submitted a proxy may revoke it any time before it is voted by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

         The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. Directors are elected by a plurality vote. All other actions proposed herein may be taken upon the affirmative vote of Stockholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy.

         At the Meeting, only votes cast "FOR" a matter will constitute affirmative votes. Votes "Withheld" or abstaining from voting on a particular matter and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Votes "Withheld" or abstaining from voting on a particular matter because they are not cast "FOR" the particular proposal will have the same effect as negative votes or votes cast "Against" a particular proposal, but broker non-votes will have no effect on any of the proposals.

         This Proxy Statement, together with the related proxy card, is being mailed to the Stockholders of the Company on or about May 12, 1997. The Annual Report to Stockholders of the Company for the year ended December 31, 1996, including financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all Stockholders of record as of April 18, 1997. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders may supply such material to beneficial owners as of April 18, 1997.

                              ELECTION OF DIRECTORS

         At the Meeting two directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2000 and until their successors shall have been elected and qualified. The nominees for election to the Board of Directors are Robert N. Butler, M.D. and Mark Novitch, M.D.

         Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves a term of three years. Class A consists of Ms. Breslow and Mr. Dalby, whose terms will expire at the Annual Meeting of Stockholders in 1998. Class B consists of Mr. Mauzey, Dr. Goyan and Dr. Cerami, whose terms will expire at the Annual Meeting of Stockholders in 1999. Class C consists of Drs. Butler, Fernandez and Novitch, whose terms will expire at the Meeting.

         It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as director of each of Dr. Butler and Dr. Novitch, whose names and biographies appear below. There are currently eight members of the Board. Pursuant to action of the Board, the number of members of the Board of Directors will be reduced to seven members immediately prior to the Meeting due to Dr. Fernandez's retirement. All of the persons whose names and biographies appear below are at present directors of the Company. In the event any nominee should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees have consented to being named in this Proxy Statement and to serve if elected.

         The current Board of Directors, including the nominees, is comprised of the following persons:

                                                 SERVED AS A
NAME                                 AGE       DIRECTOR SINCE     POSITIONS WITH THE COMPANY
----                                 ---       --------------     --------------------------

James J. Mauzey                      48             1994          Chairman of the Board and
                                                                  Chief Executive Officer
Jere E. Goyan                        66             1993          President, Chief Operating
                                                                  Officer and Director
Anthony Cerami                       56             1993          Director
Marilyn G. Breslow                   53             1988          Director
Robert N. Butler (1)                 70             1996          Director
Louis Fernandez                      73             1991          Director
Mark Novitch (1)                     65             1994          Director
Alan J. Dalby                        60             1994          Director

------------------

         (1) The nominees for election to the Board of Directors.

         The principal occupations and business experience, for at least the past five years, of each director are as follows:

         James J. Mauzey, Chairman and Chief Executive Officer, joined the Company in March 1994. From November 1992 until he joined the Company, Mr. Mauzey was a Corporate Division President of Bristol-Myers Squibb Company. Mr. Mauzey has over 20 years of experience in the pharmaceutical industry. He began his career at American Cyanamid Company's Lederle Laboratories Division, where he held numerous sales, marketing and executive positions during his 17 years with the company, serving as both Vice President of the Lederle Laboratories U.S. Pharmaceutical Division and Vice President of the Lederle International Division. Mr. Mauzey joined The Squibb Corporation as President of its U.S. Pharmaceutical Group in 1989. Following the merger of Bristol-Myers Company and Squibb Corporation, Mr. Mauzey was named President of Bristol-Myers Squibb Company's newly integrated U.S. Pharmaceutical Division, where he was responsible for Squibb Pharmaceuticals, Bristol Laboratories and Mead Johnson Pharmaceuticals. In April 1992, Mr. Mauzey was named Senior Vice President, Industry and Public Affairs, for the Bristol-Myers Squibb Worldwide Pharmaceutical Group, an approximately $7 billion business unit.

         Jere E. Goyan, Ph.D., has been the Company's President and Chief Operating Officer since May 1993. He also served as the Company's Acting Chief Executive Officer from June 1993 to February 1994 and as Senior Vice President, Research and Development from January 1993 through May 1993. Dr. Goyan is Professor Emeritus of Pharmacy and Pharmaceutical Chemistry and Dean Emeritus of the School of Pharmacy, University of California, San Francisco ("UCSF"). He has been on the faculty of the School of Pharmacy at UCSF since 1963. He took a leave of absence from 1979 to 1981 to serve as Commissioner of Food and Drugs of the U.S. Food and Drug Administration. Dr. Goyan is Past President of the American Association of Pharmaceutical Scientists and the American Association of Colleges of Pharmacy. He is a member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Association for the Advancement of Science. Dr. Goyan is a director of ATRIX Laboratories, Inc., Emisphere Technologies, Inc., and SciClone Pharmaceuticals, Inc., each a biopharmaceutical firm, and Boehringer Ingelheim Corporation, a pharmaceutical company. He received his Ph.D. in pharmaceutical chemistry from the University of California, Berkeley.

         Anthony Cerami, Ph.D., is a founder of the Company and has been Chairman of the Scientific Advisory Board of the Company since December 1987 and a member of the Company's Board of Directors since October 1993. In October 1996, he joined Cerami Consulting Corp., a biotechnology consulting corporation. Dr. Cerami was the President of The Picower Institute for Medical Research, which he helped established in October 1991, prior to his retirement from such entity in September 1996. Prior to joining The Picower Institute for Medical Research, he was Dean of Graduate and Postgraduate Studies at The Rockefeller University since 1986, a Professor at The Rockefeller University since 1978 and the Head of the Laboratory of Medical Biochemistry at The Rockefeller University since 1972. Dr. Cerami has been elected to membership in the National Academy of Sciences and the Institute of Medicine. He received his Ph.D. from The Rockefeller University. Dr. Cerami has recently retired as a director of Advanced Medical, Inc., a developer and manufacturer of infusion systems and related technologies for the health care industry.

         Marilyn G. Breslow has been a director of the Company since June 1988. She has been a Portfolio Manager/Analyst for W.P. Stewart & Co., Inc., an investment advisory firm in New York City, since 1990, and is a Principal and Director of that firm. She was a General Partner of Concord Partners and a Vice President of Dillon, Read & Co. Inc. from 1984 to 1990.

         Robert N. Butler, M.D. was elected as a director of the Company in June 1996. He is the Director of the International Longevity Center (ILC-US), which he co-founded in 1990, and Professor of Geriatrics at the Henry L. Schwartz Department of Geriatrics and Adult Development at the Mount Sinai Medical Center. From 1975 to 1982, he was the first and founding director of the National Institute of Aging of the National Institutes of Health. In 1976, Dr. Butler won the Pulitzer Prize for his book "Why Survive? Being Old in America." He held the Brookdale Professorship of Geriatrics from 1982 to 1995 at the Mount Sinai Medical Center. Dr. Butler serves on the board of Neurogen Corporation, a development-stage biotechnology company working on anxiolytics; Geron Corporation, a development-stage biotechnology company working on aging (Telomeres); and Genesis Health Ventures, a leading eldercare company.

         Louis Fernandez, Ph.D., was elected as a director of the Company in August 1991. Dr. Fernandez has advised the Company that he will not stand for re-election to the Board of Directors at the Meeting due to his retirement. He was the Chairman of Celgene Corp., a company engaged in the development of industrial products and processes using microbiology and enzyme technologies, from June 1990 until May 1992. From August 1986 until June 1990, he also served as the President and Chief Executive Officer of Celgene Corp. He was a member of the Board of Directors of Monsanto Company from 1971 through 1986 and he served as its chairman from 1983 through 1986. Dr. Fernandez currently is a director of A.G. Edwards, Inc., a financial services company, Petrolite Corp., a chemical company and Boehringer Ingelheim Corporation, a pharmaceutical company.

         Mark Novitch, M.D., was elected as a director of the Company in June 1994. Dr. Novitch is a Professor of Health Care Sciences at The George Washington University. He retired as Vice Chairman and Chief Compliance Officer of the Upjohn Company in December 1993. Prior to joining Upjohn in 1985, he was Deputy Commissioner of the U.S. Food and Drug Administration. Dr. Novitch is a director of Guidant Corporation, a supplier of cardiology and minimally invasive surgery products; Neurogen

Corporation, a biopharmaceutical firm focused on central nervous system disorders; Calypte Biomedical, a developer of urine-based diagnostics; and Kos Pharmaceuticals, Inc., a developer of pharmaceutical products for cardiovascular and respiratory conditions.

         Alan J. Dalby was elected a director of the Company in December in 1994. Mr. Dalby is Chairman of Reckitt & Colman, plc, a household products company. Mr. Dalby is the former Chairman and Chief Executive Officer and a founder of Cambridge NeuroScience, Inc., an emerging pharmaceutical company focused on neurobiology. Prior to joining Cambridge NeuroScience, Inc., he was Executive Vice President and a member of the Board of Directors of SmithKline Beckman Corporation, retiring in 1987. Mr. Dalby is a director of Medeva plc.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

         The Board of Directors has a Compensation Committee, which reviews salaries and incentive compensation for employees of and consultants to the Company, and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee is comprised of Marilyn G. Breslow, Robert N. Butler, M.D., Louis Fernandez, Ph.D. and Mark Novitch, M.D. The Compensation Committee held four meetings during the year ended December 31, 1996. The Audit Committee is comprised of Louis Fernandez, Ph.D., Alan J. Dalby and Robert N. Butler, M.D. The Audit Committee held one meeting during the year ended December 31, 1996. There were eight meetings of the Board of Directors in 1996. With the exception of Marilyn G. Breslow and Robert N. Butler, M.D., each director and each committee member attended at least 75% of all meetings of the Board of Directors and the committee(s) on which he or she served, respectively, during the period in which he or she served as a director or committee member.

COMPENSATION OF DIRECTORS

         Directors of the Company not compensated as employees receive $1,500 per meeting for their service to the Board. Furthermore, directors of the Company not compensated as employees or consultants receive, upon election to the Board, a stock option for 33,600 shares of Common Stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly-created directorship) at an exercise price equal to the fair market value of the Common Stock on the date of grant. The stock options vest in three equal annual installments over the director's term of service. All of the directors are reimbursed for their expenses for each Board and committee meeting attended.

                               EXECUTIVE OFFICERS

         The following table identifies the current executive officers of the
Company:

NAME                     AGE            CAPACITIES IN WHICH SERVED              IN CURRENT POSITIONS SINCE
----                     ---            --------------------------              --------------------------

James J. Mauzey          48             Chairman of the Board and               March 1994
                                        Chief Executive Officer

Jere E. Goyan            66             President, Chief Operating              May 1993
                                        Officer and Director

Kenneth I. Moch(1)       42             Senior Vice President, Finance and      February 1995
                                        Business Development and
                                        Chief Financial Officer

Kenneth Cartwright(2)    61             Senior Vice President,                  January 1994
                                        Development and Regulatory
                                        Affairs

Elizabeth A. O'Dell(3)   37             Vice President, Finance and             October 1993
                                        Administration, Secretary and
                                        Treasurer

Veronica Mallon(4)       46             Vice President, Scientific              January 1995
                                        Communications and
                                        Intellectual Property

------------------

(1) Kenneth I. Moch, Senior Vice President, Finance and Business Development and Chief Financial Officer, joined Alteon in February 1995. From 1990 to 1995, he was President and C.E.O. of Biocyte Corporation, a cord blood stem cell-based cellular therapy company. He was a co-founder and Managing General Partner of Catalyst Ventures, a seed-stage venture capital partnership, from 1988 through 1989. He served as Vice President of The Liposome Company, Inc. from 1982 to 1988, and was involved in all aspects of that company's growth from a start-up research laboratory into a publicly-held biopharmaceutical firm. From 1980 until 1982, Mr. Moch was a management consultant with McKinsey & Company, Inc.

(2) Kenneth Cartwright, MB, ChB, MFCM, MRCPsych., has been Senior Vice President, Development and Regulatory Affairs since January 1994. He joined Alteon in May 1989 as Vice President, Clinical and Regulatory Affairs. Prior to joining Alteon, Dr. Cartwright was Vice President, Clinical Research of American Cyanamid Company, Lederle Laboratories from 1984 to 1989, where he was responsible for worldwide development and implementation of strategical clinical plans. From 1982 to 1984, he also served as Director of Clinical Research U.S.A. From 1980 to 1982, Dr. Cartwright was Deputy Vice President and Marketing Director, Pharmaceutical Division, Ciba-Geigy, Canada, Ltd., responsible for product launch. From 1974 to 1980, he served as Medical Director where he was responsible for clinical development and regulatory affairs. Dr. Cartwright received his MB, ChB, from Liverpool University Medical School. He received his Membership of the Faculty of Community Medicine
         (MFCM) and his Membership of the Royal College of Psychiatrists (MRCPsych.) from Royal College of Physicians, London.

(3) Elizabeth A. O'Dell has been Vice President, Finance and Administration, Secretary and Treasurer since October 1993. She served as the Company's Director of Finance from February 1993 to September 1993 and as the Controller of the Company from February 1992 to February 1993. From November 1991 to January 1992 she was the Controller of Radiodetection Corp. She was the Director of Internal Operations of Kratos Analytical, Inc. from May 1990 to November 1991 and Controller from March 1987 to April 1990. Prior to that she served for five years in public accounting in various positions at Coopers & Lybrand and Deloitte & Touche.

(4) Veronica Mallon, Ph.D., has been Vice President, Scientific Communication and Intellectual Property since January 1995. She served as the Company's Senior Director of Immunology from July 1994 to January 1995 and its Director of Immunology from February 1990 to June 1994. From 1982 to 1990 she worked as a Research Immunologist and Senior Scientist in the Oncology and Immunology Discovery Group in the Medical Research Division of American Cyanamid Company, Lederle Laboratories. She received her Ph.D. in Microbiology from the University of Medicine and Dentistry of New Jersey/Rutgers Medical School. Dr. Mallon's work has resulted in numerous publications in several scientific areas.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended December 31, 1996, 1995 and 1994 of the Company's chief executive officer, and the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1996 (collectively, the "Named Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                                                                    COMPENSATION STOCK
                                                               ANNUAL COMPENSATION                    OPTION AWARDS      ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR        SALARY              BONUS        (NUMBER OF SHARES)  COMPENSATION
---------------------------                            ----        ------              -----        ------------------  ------------
James J. Mauzey....................................    1996       $300,000          $150,000 (1)           150,000     $      --
Chairman of the Board and                              1995        300,000           110,000 (2)            20,000        45,823 (4)
Chief Executive Officer                                1994        245,577           200,000 (3)           515,000       248,186 (4)

Jere E. Goyan......................................    1996       $262,500          $ 50,000 (5)            33,004     $  54,000 (6)
President and Chief Operating Officer                  1995        262,500            35,000                15,000        54,000 (6)
                                                       1994        262,500            38,000                75,000        63,765 (7)

Kenneth Cartwright.................................    1996       $194,922                --                16,000            --
Senior Vice President, Development                     1995        191,100                --                    --            --
and Regulatory Affairs                                 1994        182,000                --                 4,000            --

Kenneth I. Moch....................................    1996       $178,460          $ 30,000 (8)            10,000            --
Senior Vice President, Finance and Business            1995        141,964            55,000 (9)           170,000            --
Development and Chief Financial Officer                1994             --                --                    --            --

Elizabeth A. O'Dell................................    1996       $109,307                --                 9,000            --
Vice President, Finance and Administration,            1995        112,815                --                 7,500            --
Secretary and Treasurer                                1994        109,148                --                 3,000            --

----------

(1) Represents a deferred performance bonus for the year ending December 31, 1996.

(2) Represents a deferred performance bonus for the year ending December 31, 1995.

(3) Includes a signing bonus of $100,000 and a deferred performance bonus of $100,000 for the year ending December 31, 1994.

(4) Represents reimbursement for certain moving expenses and relocation expenses.

(5)      Represents a deferred performance bonus for the year ending December
         31, 1996.

(6)      Represents a housing allowance.

(7) Represents a housing allowance and reimbursement for certain moving expenses and relocation expenses.

(8)      Represents a deferred performance bonus for the year ending December
         31, 1996.

(9) Includes a signing bonus of $25,000 and a deferred performance bonus of $30,000 for the year ending December 31, 1995.

         The following table sets forth certain information concerning grants of stock options during the fiscal year ended December 31, 1996, to the Named Officers.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                        PERCENTAGE
                                         OF TOTAL                                   POTENTIAL REALIZABLE VALUE AT
                                         OPTIONS       EXERCISE                        ASSUMED ANNUAL RATES OF
                                        GRANTED TO     OR BASE                      STOCK PRICE APPRECIATION FOR
                                         EMPLOYEES      PRICE                                  OPTION TERM(1)
                             OPTIONS     IN FISCAL       PER       EXPIRATION       ------------------------------
NAME                         GRANTED        1996        SHARE         DATE               5%               10%
-----------                  -------    ------------   ---------   -----------           --               ---
James J. Mauzey (2)......    150,000       35.9%       $5.375       12/17/06          $ 507,046        $1,284,955


Jere E. Goyan (3)........     33,004        7.9%       $9.250       07/10/06          $ 191,993        $  486,549


Kenneth Cartwright (4)...     10,000        2.4%       $5.375       12/17/06          $  33,803        $   85,664
                               6,000        1.4%       $5.375       12/17/06          $  20,282        $   51,398

Kenneth I. Moch (5)......     10,000        2.4%       $5.375       12/17/06          $  33,803        $   85,664

Elizabeth A. O'Dell (6)..      5,000        1.2%       $5.375       12/17/06          $  16,902        $   42,832
                               4,000        1.0%       $5.375       12/17/06          $  13,521        $   34,265



(1) The dollar amounts under these columns are the result of calculations assuming that the price of Common Stock on the date of the grant of the option increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price over the option term of ten years.

(2) Includes 60,000 shares which shall become exercisable in equal monthly installments of 5,000 shares commencing on March 1, 1999 and continuing to vest on the first day of each month thereafter and 90,000 shares which shall become exercisable upon the accomplishment of certain performance related milestones.

(3) The shares shall become exercisable upon the accomplishment of certain performance related milestones.

(4) Includes an option for 10,000 shares of which 2,500 shares became exercisable on December 17, 1996 and 7,500 shares shall become exercisable on December 17, 1998. Includes an option for 6,000 shares which shall become exercisable on June 30, 1997.

(5) Includes 2,500 shares which became exercisable on December 17, 1996 and 7,500 shares which shall become exercisable on December 17, 1998.

(6) Includes an option for 5,000 shares of which 1,250 shares became exercisable on December 17, 1996 and 3,750 shares shall become exercisable on December 17, 1998. Includes an option for 4,000 shares which shall become exercisable on June 30, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information with respect to exercises of options to purchase the Common Stock during the fiscal year 1996 by the Named Officers and unexercised options to purchase the Common Stock held by the Named Officers at December 31, 1996.


                                             NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                                                OPTIONS HELD AT                 IN-THE-MONEY OPTIONS
                     SHARES       VALUE         DECEMBER 31, 1996              AT DECEMBER 31, 1996(1)
                     ACQUIRED ON  REALIZED ----------------------------     ----------------------------
NAME                 EXERCISE(#)   ($)     EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                 -----------   ---     -----------    -------------     -----------    -------------

James J. Mauzey....     -----      -----    240,032         444,968         $        0     $          0


Jere E. Goyan......     -----      -----    199,961         256,643         $  166,320     $          0


Kenneth                 -----      -----    178,934          15,667         $  743,273     $        125
Cartwright.........

Kenneth I. Moch....     -----      -----    109,529          70,471         $        0     $          0


Elizabeth A. O'Dell     -----      -----     35,332          19,668         $      281     $         94



----------


(1) Based on a price of $5.25, the closing price on the Nasdaq National Market on December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The persons who served as members of the Compensation Committee of the Board of Directors during 1996 were Marilyn G. Breslow, Louis Fernandez, Ph.D., Frank H. Spiegel, Jr. (until his death on May 27, 1996), Mark Novitch, M.D. and Robert N. Butler, M.D. None of the members of the Compensation Committee was an officer, former officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Policies

         The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under the Company's Amended and Restated 1987 Stock Option Plan and Amended 1995 Stock Option Plan. The Committee currently consists of Mark Novitch, M.D., Marilyn G. Breslow, Robert
N. Butler, M.D. and Louis Fernandez, Ph.D., four non-employee directors of the Company.

         Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs which (1) provide a total compensation package which is intended to be competitive within the industry so as to enable the Company to attract and retain high caliber executive personnel, and (2) seek to align the financial interests of the Company's employees with those of its stockholders by relying heavily on long-term incentive compensation which is tied to performance.

         The primary components of executive compensation include base salary and long-term equity incentives in the form of stock options. As the Company has not yet generated any revenue from the sale of pharmaceutical products, the Company relies on long-term incentive compensation to motivate employees and retain cash for research projects. In determining the size of such stock options to individual executives, the Committee considers a number of factors, including the following: the level of an executive's job responsibilities; the executive's past performance; the size and frequency of grants by comparable companies; the executive's salary level; performance of the Company, as measured by the accomplishment of key business development and clinical milestones; the size of any prior grants; and achievement of designated milestones by the executive. The Committee assigns no specific weight to any of the foregoing, other than achievement of designated milestones by the executive, when making determinations as to the size of stock option grants.

         The Chief Executive Officer and the Chief Operating Officer are responsible for the development of the annual salary plan for executive officers other than themselves. The plan is based on industry and peer group comparisons and national surveys and on performance judgments as to the past and expected future contributions of the individuals. To maintain a competitive level of compensation, the Company targets base salary at the mid to upper percentiles of a comparative group composed of other biotechnology companies. Base salary may exceed this level as a result of individual performance. The Committee reviews the annual plan and makes recommendations for the Board of Directors, with any modifications it deems appropriate. The Committee believes it has established executive compensation levels which are competitive with companies in the industry taking into account individual experience, performance of both the Company and the individual, company size, location and stage of development.

Compensation of the Chief Executive Officer

         Mr. Mauzey's compensation was determined on the basis of his expertise and experience which include over 20 years of experience in the pharmaceutical industry. Compensation awarded to Mr. Mauzey in 1996 included base salary, a performance bonus based on the achievement of milestones (including, inter alia, maintaining the Company's cash burn rate from operations at budget, completion of a strategic plan, and filing a new investigational drug application with the U.S. Food and Drug Administration) and stock options. Mr. Mauzey (and the Company's Chief Operating Officer, Dr. Jere Goyan) has waived any increases in base cash compensation for 1996 (and 1995) and instead has elected to receive vested stock options.

         Effective January 1, 1994, the Internal Revenue Code does not permit corporations to deduct payment of certain compensation in excess of $1,000,000 to the chief executive officer and the four other most highly paid executive officers. All compensation paid to the Company's executive officers for 1996 will be fully deductible and the Committee anticipates that amounts paid as cash compensation will continue to be fully deductible because the amounts are expected to be less than the $1,000,000 threshold. Under certain circumstances, the executive officers may realize compensation upon the exercise of stock options granted under the Company's stock option plans which would not be deductible by the Company. The Company expects to take such action as is necessary to qualify its stock option plans as "performance-based compensation," which is not subject to the limitation, if and when the Committee determines that the effect of the limitation on deductibility warrants such action.

         Mark Novitch, M.D.
         Marilyn Breslow
         Robert N. Butler, M.D.
         Louis Fernandez, Ph.D.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock to the cumulative total return of the NASDAQ CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ-US") and the NASDAQ Pharmaceutical Stocks Index (the "NASDAQ-Pharm") for the period commencing December 31, 1991 and ended December 31, 1996.

                     ALTEON INC. RELATIVE STOCK PERFORMANCE


[INSERT GRAPH]

                        31-Dec-91        31-Dec-92        31-Dec-93       31-Dec-94     31-Dec-95      31-Dec-96
                        ----------------------------------------------------------------------------------------
Alteon Inc................100.00            51.67            28.33           18.75         53.75          17.50
NASDAQ US.................100.00           116.38           133.59          130.59        184.67         227.16
NASDAQ Pharm..............100.00            83.22            74.17           55.83        102.13         102.24



EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         James J. Mauzey entered into a three year employment agreement with the Company on February 28, 1994 which was amended on January 30, 1997 to extend the term of employment through January 30, 2000. Under the terms of the agreement, Mr. Mauzey serves as Chief Executive Officer and is currently entitled to an annual salary of $300,000, which is subject to annual review by the Board of Directors. Mr. Mauzey is also eligible, at the discretion of the Compensation Committee to receive a bonus of up to $50,000 and stocks options for each year during the term of the agreement.

         Jere E. Goyan entered into a three year employment agreement with the Company on July 13, 1993, which was renewed on July 10, 1996 to extend the term of employment through July 13, 1998. Under the agreement, he is currently entitled to a salary of $262,500, which is subject to annual review by the Board of Directors. Dr. Goyan is also eligible, at the discretion of the Board of Directors, to receive a bonus of up to $50,000 for each of the years ending December 31, 1996 and 1997.

         Kenneth I. Moch entered into a three year employment agreement with the Company on February 27, 1995. Under the terms of the agreement, Mr. Moch is currently entitled to an annual salary of $165,000, which is subject to annual review by the Board of Directors.

         Kenneth Cartwright entered into an employment agreement with the Company on March 27, 1995, which was renewed on March 27, 1997 to extend the term of employment through March 27, 2000. Under the agreement, he is currently entitled to an annual salary of $194,922, which is subject to annual review by the Board of Directors. Dr. Cartwright is also eligible, at the discretion of the Board of Directors, to receive a bonus of up to $7,500 and a stock option for up to 15,000 shares of Common Stock for the year ending December 31, 1997.

         Elizabeth A. O'Dell entered into a two year employment agreement with the Company as of

October 21, 1995. Under the agreement she is currently entitled to an annual salary of $112,815, which is subject to annual review by the Board of Directors.

         Veronica Mallon entered into a two year employment agreement with the Company as of January 17, 1995, which was amended on January 17, 1997 to extend the term of employment through January 17, 2000. Under the amended agreement she is currently entitled to an annual salary of $102,000, which is subject to annual review by the Board of Directors. Ms. Mallon is also eligible, at the discretion of the Board of Directors, to receive a bonus of up to $5,000 and a stock option for up to 10,000 shares of Common Stock for the year ending December 31, 1997.

         In addition to provisions in the above-described agreements requiring each individual to maintain the confidentiality of Company information and assign inventions to the Company, each of such executive officers has agreed that during the terms of their respective agreements and for one year thereafter, such person will not compete with the Company by engaging in any capacity in any business which is competitive with the business of the Company. Each of the above employment agreements provides that either party may terminate the agreement upon 30 days prior written notice, subject to certain salary continuation obligations of the Company if it terminates the agreements without cause (As to Mr. Mauzey, 18 months if terminated within the first 18 months of his employment and 12 months thereafter. As to Dr. Goyan, Mr. Moch, Dr. Cartwright, Ms. O'Dell and Dr. Mallon, 6 months).

         All employment agreements between the Company and its Vice Presidents provide that all unvested stock options held by such Vice Presidents will vest and become exercisable immediately in the event of a change in control of the Company.

CHANGE IN CONTROL SEVERANCE BENEFITS PLAN

         In February 1996, the Company adopted the Alteon Inc. Change in Control Severance Benefits Plan (the "Severance Plan"). The Severance Plan was adopted to protect and retain qualified employees and to encourage their full attention, free from distractions caused by personal uncertainties and risks in the event of a pending or threatened change in control of the Company. The Severance Plan provides for severance benefits to employees upon certain terminations of employment after or in connection with a change in control of the Company as defined in the Severance Plan. Following a qualifying termination which occurs as a result of a change in control, officers of the Company will be entitled to continuation of (i) their base salary for a period of twenty-four months, and
(ii) all benefit programs and plans providing for health and insurance benefits for a period of up to eighteen months. In addition, upon a change in control of the Company all outstanding unexercisable stock options held by employees will become exercisable.

401(k) PLAN

         In 1990, the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of the Company's employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($9,500 in 1996) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan does not require additional matching contributions to the Plan by the Company on behalf of participants in the Plan. Contributions by employees to the Plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) Plan. The Trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan in any of five investment options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         There were, as of February 28, 1997, approximately 293 holders of record of the Company's Common Stock. The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1997 (i) by each person who is known to the Company to own beneficially more than 5% of the Common Stock, and (ii) by each current director and Named Officer, including the nominees, and by all current directors and officers as a group.

                                                                  AMOUNT AND NATURE OF          PERCENT OF
NAME OF BENEFICIAL OWNER(1)                                       BENEFICIAL OWNERSHIP(1)       CLASS(2)
(i) Certain Beneficial Owners:

Amerindo Investment Advisors Inc.
   388 Market Street, Suite 950
   San Francisco, CA  94111......................................         1,501,200                 9.6%

Hoechst Marion Roussel, Inc.
   9300 Ward Parkway
   Kansas City, Missouri  64114..................................           882,115                 5.6%

Yamanouchi Pharmaceutical Co., Ltd.
   3-11, Nihonbashi-honcho 2-chrome
   Chuo-Ku, Tokyo 103 Japan......................................           784,665                 5.0%

(ii) Current Directors, including Nominees and Named Officers:

James J. Mauzey..................................................           260,036 (3)             1.6%
Jere E. Goyan....................................................           213,897 (4)             1.3%
Marilyn G. Breslow...............................................            44,802 (5)               *
Robert N. Butler**...............................................                 0 (6)               *
Kenneth Cartwright...............................................           210,934 (7)             1.3%
Anthony Cerami...................................................           602,308 (8)             3.8%
Alan J. Dalby....................................................            24,581 (9)               *
Louis Fernandez..................................................            56,004 (10)              *
Mark Novitch**...................................................            27,404 (11)              *
Kenneth I. Moch..................................................           115,820 (12)              *
Elizabeth A. O'Dell..............................................            72,542 (13)              *

All current directors and officers as a group (12 persons).......         1,694,934 (14)            9.9%

----------

*        Less than one percent.

**       Nominee for election to the Board of Directors.

(1) Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property law, where applicable.

(2) Applicable percentage of ownership is based on 15,709,825 shares of Common Stock outstanding.

(3) Includes 260,036 shares of Common Stock subject to options which were exercisable as of February 28, 1997 or which will become exercisable within 60 days after February 28, 1997. Does not include options to purchase 424,964 shares of Common Stock granted to Mr. Mauzey.

(4) Includes 213,297 shares of Common Stock subject to options which were exercisable as of February 28, 1997 or which will become exercisable within 60 days after February 28, 1997. Does not include options to purchase 243,307 shares of Common Stock granted to Dr. Goyan.

(5) Includes 44,802 shares of Common Stock subject to options which were exercisable as of February 28, 1997 or which will become exercisable within 60 days after February 28, 1997. Does not include options to purchase 22,398 shares of Common Stock granted to Ms. Breslow.

(6) Does not include an option to purchase 11,200 shares of Common Stock granted to Dr. Butler.

(7) Includes 180,934 shares of Common Stock subject to options which were exercisable as of February 28, 1997 or which will become exercisable within 60 days after February 28, 1997. Does not include options to purchase 49,667 shares of Common Stock granted to Dr. Cartwright.

(8) Includes 268,366 Shares of Common Stock and 333,942 Shares of Common Stock issuable to Dr. Cerami upon the exercise of options which were exercisable as of February 28, 1997 or which will become exercisable within 60 days after February 28, 1997. Does not include options to purchase 83,118 Shares of Common Stock granted to Dr. Cerami. Dr. Cerami and Dr. Helen Vlassara are husband and wife, but no longer live together and an action for divorce has been commenced. Does not include 33,600 Shares of Common Stock held by Dr. Vlassara, 67,200 Shares of Common Stock issuable to Dr. Vlassara upon the exercise of options which were exercisable as of February 28, 1997, and 236,500 Shares of Common Stock held by an irrevocable trust of which Dr. Cerami is the settlor and Dr. Vlassara is a co-trustee and beneficiary.

(9) Includes 24,581 shares of Common Stock subject to options which were exercisable as of February 28, 1997 or will become exercisable with 60 days after February 28, 1997. Does not include options to purchase 15,550 shares of Common Stock granted to Mr. Dalby.

(10) Includes 56,004 shares of Common Stock subject to options which were exercisable as of February 28, 1997 or which will become exercisable within 60 days after February 28, 1997. Does not include options to purchase 11,196 shares of Common Stock granted to Dr. Fernandez.

(11) Includes 22,404 shares of Common Stock subject to options which were exercisable as of February 28, 1997 or will become exercisable within 60 days after February 28, 1997. Does not include options to purchase 11,196 shares of Common Stock granted to Dr. Novitch.

(12) Includes 115,820 shares of Common Stock subject to options which were exercisable as of February 28, 1997 or which will become exercisable within 60 days after February 28, 1997. Does not include options to purchase 64,180 shares of Common Stock granted to Mr. Moch.

(13) Includes 70,542 shares of Common Stock subject to options which were exercisable as of February 28, 1997 or which will become exercisable within 60 days after February 28, 1997 and 2,000 shares of Common Stock held by Ms. O'Dell's husband. Does not include options to purchase 34,458 shares of Common Stock granted to Ms. O'Dell.

(14) Includes 1,388,968 shares of Common Stock subject to options which were exercisable as of February 28, 1997 or which will become exercisable within 60 days after February 28, 1997. Does not include options to purchase 1,039,388 shares of Common Stock granted to the officers and directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Equity Transactions and Strategic Alliances

         In July 1989, Alteon and Yamanouchi Pharmaceutical Co. Ltd. ("Yamanouchi") entered into a series of transactions pursuant to which the parties formed a strategic alliance to develop and commercialize Alteon's diabetes-related technology. Under this arrangement, the parties agreed to collaborate on further research and development, Yamanouchi acquired an equity interest in Alteon and Alteon granted to Yamanouchi an exclusive license to commercialize Alteon's technology in Japan, South Korea, Taiwan and The People's Republic of China. Under the strategic alliance with Yamanouchi, Yamanouchi paid on Alteon's behalf $211,000 in 1996. See "Security Ownership of Certain Beneficial Owners and Management."

         In December 1990, Alteon and Marion Merrell Dow, Inc., which was subsequently acquired by an affiliate of Hoechst AG and renamed Hoechst Marion Roussel, Inc. ("HMRI"), formed a strategic alliance to develop and commercialize certain Alteon technology for therapeutics in the areas of diabetic and aging complications. The arrangements included HMRI's acquisition of an equity interest in Alteon, a research and development collaboration to conduct clinical trials jointly, including those on pimagedine, an agreement for the joint promotion and sale in North America of drugs developed pursuant to the collaboration and a manufacturing and supply arrangement. Under the alliance with HMRI, Alteon was reimbursed $1,015,000 in 1996. In 1996, the parties ended their collaboration as a result of HMRI's continuing prioritization of its new product pipeline, and the Company regained all rights granted to HMRI. See "Security Ownership of Certain Beneficial Owners and Management."

Consulting Agreements

         The Company has entered into consulting arrangements with key consultants and members of its Scientific Advisory Board who advise the Company about present and long-term scientific planning, research and development. In September 1991, the Company entered into a four-year consulting agreement with Dr. Anthony Cerami. Under this consulting agreement and the consulting arrangement which has continued following the agreement's expiration, Dr. Cerami is paid $100,000 per year to serve as Chairman of the Scientific Advisory Board and perform general advisory and consulting services.

         The Company is currently negotiating the terms of a three-year research agreement with Cerami Consulting Corporation, pursuant to which Cerami Consulting Corporation will conduct, and supervise third parties' participation in, research and development of the Company's A.G.E. breaker technology and may provide consulting services to the Company. Carla Cerami, daughter of Dr. Anthony Cerami, who is a director of the Company, is the sole shareholder of Cerami Consulting Corporation. It is anticipated that Dr. Anthony Cerami will provide services to the Company under such agreement as an employee of Cerami Consulting Corporation. The financial terms of such agreement have not yet been determined.

Academic Research Agreement

         In September 1991, the Company entered into an agreement with The Picower Institute for Medical Research (The "Picower Institute"), a not-for-profit biomedical science institution of which Dr. Cerami was President, pursuant to which the Company agreed to provide funding in support of new research. During 1994, 1995 and 1996, Alteon provided funding of $1,241,000, $1,109,000 and $1,006,000 respectively. Effective November 30, 1996, the Company terminated its funding of further research at The Picower Institute because of Dr. Cerami's retirement from the Picower Institute.

Registration Rights

         In December 1990, the Company, HMRI, Yamanouchi, the holders of each of the common shares underlying certain Preferred Stock and certain holders of the Common Stock, including Dr. Cerami, entered into an Amended and Restated Registration and Right of First Offer Agreement (the "Rights Agreement") pursuant to which the Company granted certain registration rights and rights of first offer to certain stockholders. The Rights Agreement terminated March 1, 1997.

Indebtedness of Management

         In July 1993 the Company lent $200,000 to Jere E. Goyan at an interest rate equal to the prime rate as published in the Wall Street Journal, adjusted quarterly, for the purpose of purchasing a home. The loan is secured by a second mortgage on the premises purchased by Dr. Goyan. In July 1996 the terms of the loan were amended so that interest will stop accruing as of July 1998 and the principal and interest shall be paid in equal installments in July, 1998, 1999 and 2000. In the event an installment is not paid when due, interest shall accrue at a rate of one percent per month until payment is made. As of March 1, 1997 the entire loan amount of $265,451, including accrued interest, remained outstanding.


                          RATIFICATION OF AMENDMENT TO
                       INCREASE THE AUTHORIZED SHARES FOR
                             THE ALTEON INC. AMENDED
                             1995 STOCK OPTION PLAN

General

         The Board of Directors of the Company has approved an amendment to the Alteon Inc. Amended 1995 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 1,000,000 to 2,000,000. At March 31, 1997, options to purchase 701,240 shares were outstanding under the Plan, leaving 298,760 shares available for grant. In the event that any option under the Plan expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan. At February 28, 1997 the market value of the Common Stock underlying the options was $5.00.

         The Plan was adopted by the Board of Directors in February 1995 and ratified by the stockholders of the Company in June 1995. Directors, officers, employees and consultants of the Company or any of its subsidiaries or affiliates are eligible to receive options pursuant to the terms of the Plan. The Company currently has eight directors (one of whom advised the Company that he will not stand for re-election to the Board of Directors at the Meeting due to his retirement), six officers (two of whom are also directors), approximately 49 employees (including the officers) and 12 consultants. The Board believes that providing selected persons with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available employees, officers, directors and consultants. An increase in the number of shares available under the Plan is necessary to provide sufficient shares to achieve this goal.

         Stockholder approval of the amendment to the Plan is being sought (i) to satisfy Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") which requires stockholder approval of amendment of the Plan in order that options granted under the Plan may qualify as incentive stock options ("ISOs") and thus be entitled to receive special tax treatment under the Code,
(ii) to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") which requires that the amendment to the Plan be approved by the stockholders of the Company in order that certain transactions pursuant to the Plan be exempted from those provisions of Section 16(b) of the 1934 Act which relate to "short-swing" profits, and (iii) to satisfy a Bylaw of the National Association of Securities Dealers which requires companies whose shares are reported on the NASDAQ National Market System to obtain stockholder approval of stock option plans.

         Options granted under the Plan may be either ISOs as defined in
Section 422 of the Code, or non-qualified stock options ("NQSOs"). ISOs may be granted only to employees of the Company and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Plan: (1) an ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding Common Stock of the Company, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years, (2) the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) may not exceed $100,000, (3) the exercise price of an ISO must be the fair market value of the stock at the time the option is granted, (4) ISOs may not be sold, pledged or otherwise transferred other than by will or by the laws of descent and distribution, and (5) in the event of termination of an ISO holder's employment with the Company, any ISOs which are then exercisable must be exercised within three months of such termination (or within twelve months if the termination is the result of death or disability).

         Options that do not meet the above qualifications will be treated as NQSOs.

Terms of the Plan.

         Administration of the Plan. With respect to grants of options to employees or consultants who are also officers or directors of the Company, the Plan is administered in compliance with Rule 16b-3 under the Securities Exchange Act of 1934 by (1) the Board of Directors of the Company, or (2) a committee comprised of disinterested directors of the Company who are not compensated as employees or consultants ("Disinterested Directors"), as designated by the Board. With respect to grants of options to employees or consultants who are neither directors nor officers of the Company, the Plan is administered by (1) the Board, or (2) a committee designated by the Board.

         The Plan may be administered by multiple administrative bodies. Presently, the Plan is administered by a committee of Disinterested Directors. The Board or a committee designated by the Board, as the case may be, shall, in its capacity as administrator, be hereinafter referred to as the "Administrator."

         Granting of Options. Except with respect to Disinterested Directors, the granting of options to eligible participants is within the sole discretion of the Administrator. Disinterested Directors receive grants of options in accordance with a formula award structure pursuant to which they automatically receive a stock option for 33,600 shares of common stock at the time of their election or re-election to a three-year term on the Board (or a pro rated portion of such shares in the event of their appointment to the Board of Directors to fill a vacancy or newly-created directorship between Annual Meetings of Stockholders). No consideration is received by the Company upon the grant of an option under the Plan.

         Option Agreement; Additional Functions of the Administrator. Options granted pursuant to the Plan will be evidenced by agreements in such form as the Administrator approves. In addition to the functions otherwise discussed in this Proxy Statement, and excepting options granted to Disinterested Directors, the Administrator shall determine, subject to the terms and conditions of the Plan,
(1) whether and to whom options are to be granted, (2) whether an option is to be an ISO or a NQSO, (3) the number of shares covered by an option, (4) the exercise price of an option, and (5) all other terms and conditions of an option.

         Exercise Price. The exercise price of a NQSO is determined by the Administrator. As discussed above, the exercise price of an ISO is determined with respect to the applicable provisions of the Code. With respect to Disinterested Directors, the exercise price pursuant to the formula awards is the fair market value of the shares at the time that the option is granted.

         Vesting; Term of Option. Except with respect to Disinterested Directors, the Administrator has the power to set the time or times during which each option will vest and become exercisable, provided that no option may be exercisable after the expiration of ten years from the date it is granted and no ISO granted to a holder of ten percent of the total voting power of the Company may be exercisable after the expiration of five years from the date it is granted. Options granted to Disinterested Directors vest and become exercisable in three equal annual installments over the director's term in office and expire ten years from the date of grant.

         Transferability. Unless the Administrator determines otherwise, options may not be sold or otherwise transferred other than by will or by the laws of descent and distribution and during the lifetime of the Optionee shall be exercisable only by the Optionee. If the Administrator so determines, subject to compliance with certain provisions set forth in the Plan, NQSOs may be transferable to certain family members and related trusts and partnerships.

         Duration of the Plan and Amendment. Options may be granted under the Plan from time to time until February 28, 2005. The Administrator may at any time terminate or amend the Plan, provided that (i) stockholder approval must be obtained for any amendment for which such approval is required by applicable laws or regulations, and (ii) no amendment can be made which would impair the rights of any optionee under any grant theretofore made without the consent of the optionee.

         Adjustments. Appropriate adjustments will be made in the number of shares of stock covered by the Plan or subject to options granted under the Plan, and in the exercise price per share of such options, in the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration.

         In the event of a merger or consolidation in which the stockholders of the Company prior to the merger own at least fifty percent of the voting power of the Company or the surviving entity after the merger or consolidation, each optionee shall be entitled to receive upon exercise of the option, in lieu of the shares for which the option was exercisable immediately before such transaction, the number and class of securities to which such holder would have been entitled if the option had been exercised immediately prior to the transaction.

         In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the stockholders of the Company prior to the merger do not own at least fifty percent of the voting power of the Company or the surviving entity after the merger or consolidation, a transaction in which 100% of the voting shares of the Company is sold or otherwise transferred, or the sale of substantially all of the assets of the Company, (a) on the effective date of such transaction holders of options will be entitled to receive upon exercise of the option, in lieu of the shares for which the option was exercisable immediately before such transaction, the number and class of securities to which such holder would have been entitled if the option had been exercised immediately prior to the transaction, (b) the Administrator may accelerate the time for exercise of some or all then unexercised and unexpired options, (c) or the Administrator may cancel all outstanding options as of the effective date of the transaction, provided that notice of such cancellation is given to each optionee and each optionee has the opportunity to exercise the option to the extent then exercisable.

Certain Federal Income Tax Consequences

         The following summary discusses certain of the federal income tax consequences associated with options granted under the Plan. This description of tax consequences is based upon present federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Plan. Accordingly, each optionee should consult with his or her own tax advisor regarding the federal, state and local tax consequences of the grant of an option and any subsequent exercise and whether any action is appropriate.

         Non-Qualified Stock Options. There are no federal income tax consequences associated with the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Company's Common Stock on the date of exercise. Any gain realized on disposition of shares purchased upon exercise of the NQSO will be treated as capital gain for federal income tax purposes.

         Incentive Stock Options. There will be no regular federal income tax liability upon exercise of an ISO. However, the "spread" between the exercise price and the fair market value of the Company's Common Stock on the date of exercise will be treated as a tax preference item for federal income tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise.

         Any gain realized on disposition of shares purchased upon exercise of an ISO will be treated as long-term capital gain for federal income tax purposes if such shares are held for at least twelve months after the date of the issuance of the shares pursuant to the exercise of the ISO and are disposed of at least two years after the date of grant of the ISO. If the shares are disposed of within twelve months after the date of issuance of the shares or within two years after the date of grant of the ISO, the optionee will recognize compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price of the ISO.

         Compensation Deduction. To the extent compensation income is recognized by an optionee in connection with the exercise of a NQSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, the Company generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

         As of March 31, 1997, the Company had granted options to purchase an aggregate of 701,240 shares of Common Stock (net of cancellations) under the Plan at an average exercise price of $6.36 per share. As of March 31, 1997, options to purchase 139,445 shares of Common Stock were exercisable and options to purchase zero (0) shares of Common Stock had been exercised under the Plan. Each of the two nominees for election to the Board of Directors will receive, upon election to the Board of Directors, a stock option for 33,600 shares of Common Stock. See "Election of Directors - Compensation of Directors."

         As of March 31, 1997, the following persons or groups had received options to purchase shares of Common Stock under the Plan as follows: (i) the Chief Executive Officer and the Named Officers: James J. Mauzey 170,000 shares, Jere E. Goyan 15,000 shares, Kenneth I. Moch 15,000 shares, Kenneth Cartwright 46,000 shares, Elizabeth A. O'Dell 55,000 shares; (ii) all current executive officers of the Company as a group: 406,000 shares; (iii) all current directors who are not executive officers as a group: 44,800 shares; (iv) each nominee for director: Robert N. Butler 11,200 shares, Mark Novitch 0 shares; (v) all employees, including all current officers who are not executive officers, as a group: 144,584 shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE ALTEON INC. AMENDED 1995 STOCK OPTION PLAN.


                   APPROVAL OF REMOVAL OF CERTAIN LIMITATIONS
                         ON CONVERSION OF THE COMPANY'S
                    6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

Background

         The Company has entered into a Preferred Stock Purchase Agreement (the "Agreement") dated as of April 24, 1997 with six investors certain of whom were advised by The Palladin Group, L.P. (the "Investors") pursuant to which the Investors purchased 5,000 shares of the Company's 6% Cumulative Convertible Preferred Stock, par value $0.01, (the "Preferred Stock") for an aggregate purchase price of $5,000,000. The Company expects to use the proceeds of the sale of the Preferred Stock for general corporate purposes.

          Rule 4460 of the National Association of Securities Dealers, Inc. ("NASD") requires that stockholder approval be obtained prior to the issuance, in a transaction other than a public offering, of securities which are convertible into a number of shares of an issuer's common stock equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the common stock. The Preferred Stock is convertible into the Company's common stock (the "Common Stock") at any time at a discount from the market price of the Common Stock at the time of conversion. See "Terms of the Preferred Stock." Based on the market price of the Common Stock on the date of issuance of the Preferred Stock, 5,000 shares of Preferred Stock would be convertible into 1,383,508 shares of Common Stock, which represents 8.8% of the Common Stock outstanding on the date of issuance of the Preferred Stock. However, since the number of shares of Common Stock into which the Preferred Stock is convertible depends on the market price of the Common Stock at the time of conversion, it is mathematically possible that the Preferred Stock could ultimately be convertible into a number of shares of Common Stock which exceeds 20% of the Company's outstanding Common Stock on the date of issuance of the Preferred Stock.

         In light of Rule 4460 of the NASD, the number of shares issuable on conversion of the Preferred Stock has been limited to 3,141,965 shares, which represents 20% of the Common Stock outstanding on the date of issuance of the Preferred Stock. The Company has agreed to redeem, at a premium, any Preferred Stock which cannot be converted into Common Stock because of this limitation.

         This proposal seeks stockholder approval of the removal of the foregoing limitation on the number of shares of Common Stock into which the Preferred Stock is convertible.

         If the stockholders do not approve this proposal, the number of shares of Common Stock into which the outstanding 5,000 shares of Preferred Stock are convertible will be limited to 3,141,965 shares, and the Company will be required to redeem, at a premium, any Preferred Stock which cannot be converted into Common Stock because of this limitation.

The Transaction

         Pursuant to the Agreement the Company sold the Preferred Stock as described above. In connection with the Agreement, the Company issued to the Investors warrants to purchase an aggregate of 50,000 shares of Common Stock for $4.025 per share (the "Warrants"). This price is equal to 115% of the closing price of the Common Stock on the day prior to the day of issuance of the Warrants. The Company also entered into a Registration Rights Agreement with the Investors pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement for the resale of the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants and to keep such registration statement in effect until all such Common Stock is sold or eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act of 1933 (i.e., a period of two years for holders who are not affiliates of the Company). The Registration Rights Agreement imposes monetary penalties on the Company for failure to meet its obligations and in the event of certain defaults may require the Company to redeem the Preferred Stock or the Common Stock issued upon conversion, as the case may be, at a price equal to 130% of the Liquidation Preference (as defined below) in the case of Preferred Stock and 130% of average of the daily low trading prices of the Common Stock during the 10 trading days immediately preceding the date of conversion in the case of Common Stock. In connection with the Registration Rights Agreement, the Company issued to the Investors warrants to purchase 1,000,000 shares of Common Stock at a price of $.10 per share, which warrants will be exercisable only if the Company fails, refuses or is unable to cause the securities registrable under the Registration Rights Agreement to be listed on the Nasdaq National Market or if the Common Stock is delisted from the Nasdaq National Market and the Company does not elect to redeem the then outstanding Preferred Stock for the price set forth above (the "Delisting Warrants").

Terms of the Preferred Stock

         The Preferred Stock has a liquidation value of $1,000 per share plus accrued dividends and certain default payments owed by the Company to the holders of the Preferred Stock pursuant to the Registration Rights Agreement (the "Liquidation Preference"). In the event of the liquidation of the Company, holders of the Preferred Stock will be entitled to receive an amount per share equal to the Liquidation Preference before any distribution of assets of the Company to the holders of any class of stock ranking junior to the Preferred Stock.

         The holders of the Preferred Stock are entitled to receive cumulative dividends at the per share rate of 6% of the Liquidation Preference per year. The Certificate of Designations for the Preferred Stock contains no restriction on the repurchase or redemption of shares by the Company while there is an arrearage in the payment of dividends.

         Each share of Preferred Stock is convertible at any time prior to the Forced Conversion Date (as defined below) into a number of shares of Common Stock determined by dividing the Liquidation Preference by the Conversion Price. The Conversion Price is equal to the percentage set forth below of the average of the daily low trading prices of the Common Stock during the 10 trading days immediately preceding the date of conversion. The applicable percentages are as follows:

                  96.5% during calendar days 1 through 89 following issuance of the Preferred Stock
                  92.5% during calendar days 90 through 179 following issuance of the Preferred Stock
                  85.5% thereafter

Issuance of Common Stock upon conversion of the Preferred Stock will have a dilutive effect on holders of the Common Stock.

         In the event of a Change in Control (as defined below), for a period commencing on the announcement of a transaction intended or likely to result in a Change in Control and ending 10 trading days after a subsequent contrary announcement or the consummation of the Change in Control, the Preferred Stock will be convertible into Common Stock at a conversion price which is 83% of the lowest of the daily low trading prices of the Common Stock during the 10 trading days immediately preceding the date of conversion. A Change in Control will be deemed to have occurred if at any time (x) there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or there occurs any event which causes the occurrence of a Distribution Date (as defined in Section 3(b) of the Stockholders' Rights Agreement, dated as of July 27, 1995, between the Company and Registrar and Transfer Company, as rights agent, as amended) or a substantially similar occurrence under any successor or similar plan, (y) in excess of 50% of the Company's Board of Directors consists of directors not nominated by the prior Board of Directors of the Company, or (z) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act of 1933), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power.

         In the event certain conditions are met, the Company may require any Preferred Stock held on the date which is (i) the fifth anniversary of the date of issuance of the Preferred Stock or (ii) the first date following the third anniversary of such date of issuance on which the aggregate Liquidation Preference of the outstanding Preferred Stock is less than $250,000 (the "Forced Conversion Date") to be converted at the Conversion Price.

         The Company may redeem any Preferred Stock held on the Forced Conversion Date for cash at a price equal to the Liquidation Preference for the shares to be redeemed divided by the applicable percentage for determining the Conversion Price. In addition, the Company may redeem for cash any Preferred Stock held on a date when the aggregate Liquidation Preference of the outstanding Preferred Stock is less than $250,000 for a price equal to 130% of the Liquidation Preference of the shares.

         To the extent required by NASD Rule 4460, the outstanding Preferred Stock may not be converted into more than 3,141,965 shares of Common Stock (i.e., 20% of the Common Stock outstanding on the date of issuance of the Preferred Stock). If this proposal is approved, this limitation will not be required by Rule 4460 and so will be inapplicable.

         Holders of the Preferred Stock generally have no voting rights. However, the affirmative vote of the holders of a majority of the outstanding Preferred Stock is necessary for (i) any amendment of the Certificate of Designations of the Preferred Stock, (ii) any amendment to the Certificate of Incorporation or by-laws of the Company that may amend or change or adversely affect any of the rights, preferences, or privileges of the Preferred Stock,
(iii) any waiver of a default in payment of dividends on the Preferred Stock, and (iv) any reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into any other corporation or corporations, or any sale of all or substantially all of the assets of the Company, that would have an adverse effect on any of the rights, preferences, or privileges of the Preferred Stock.

         The Certificate of Designations for the Preferred Stock provides that if, during the period ending 6 months after the issuance of the Preferred
Stock, the Company sells Common Stock or securities convertible into Common Stock (other than in a public offering, a private placement to an affiliate of The Palladin Group, L.P., sales to underwriters, sales under the Company's stock option plans, or sales in connection with a strategic alliance) for a price that is less than the effective Conversion Price of the Preferred Stock at such time, the Conversion Price shall be adjusted so that it is no greater than the price of the newly issued Common Stock.

         The Company has agreed that as long as over 20% of the Preferred Stock is outstanding, it will not (a) declare or pay any dividends or make any distributions to any holders of Common Stock, (b) purchase or otherwise acquire for value any Common Stock or other equity securities of the Company either junior to or on parity with the Preferred Stock, or (c) authorize or issue any equity security senior to the Preferred Stock.

         The Company's Certificate of Incorporation includes a provision that requires the approval of the holders of 80% of the Company's voting stock as a condition to a merger or certain other business transactions with, or proposed by, a holder of 10% or more of the Company's voting stock, except in cases where certain directors approve the transaction or certain minimum price criteria and other procedural requirements are met. For purposes of this provision, the shares of Preferred Stock are not considered to be voting stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE REMOVAL OF THE LIMITATION ON THE NUMBER OF SHARES INTO WHICH THE PREFERRED STOCK IS CONVERTIBLE.

               APPROVAL OF ISSUANCE OF ADDITIONAL PREFERRED STOCK

         This proposal seeks stockholder approval of the issuance and sale by the Company at any time prior to the next annual meeting of stockholders, in one or more private transactions on terms substantially similar to the transaction described above in which the Preferred Stock was sold to the Investors (except that the limitation on the number of shares into which the Preferred Stock would be convertible will not apply), of up to 5,000 additional shares of Preferred Stock (or a substantially similar security) to the Investors or other parties who are affiliates of The Palladin Group L.P. or individuals or entities whose securities holdings are under the investment management of The Palladin Group, L.P. or its affiliates during the twelve month period following the date of the Meeting. See "Approval of Removal of Certain Limitations On Conversion of the Company's 6% Cumulative Convertible Preferred Stock -- The Transaction" and "Approval of Removal of Certain Limitations On Conversion of the Company's 6% Cumulative Convertible Preferred Stock -- Terms of Preferred Stock." As of the date of this Proxy Statement, the Company has not entered into any agreements for the sale of the additional shares. If such a transaction occurs, the proceeds of the sale would be used for general corporate purposes.

         If the stockholders do not approve this proposal, the Company will not sell additional shares of Preferred Stock (or a substantially similar security) unless the terms of the security are modified so that the number of shares of Common Stock into which such security is convertible does not exceed 20 percent of the Company's outstanding Common Stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE AND SALE OF ADDITIONAL SHARES OF PREFERRED STOCK (OR A SUBSTANTIALLY SIMILAR SECURITY) AS DESCRIBED ABOVE.


          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has, subject to stockholder ratification, retained Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ended December 31, 1997 because it is an internationally recognized accounting firm familiar with the unique accounting, tax and financial issues that relate to and affect the biopharmaceutical industry. Arthur Andersen LLP has a firm-wide effort and a group of personnel that specialize in these industries and has assigned members of this group to work with Alteon. Arthur Andersen LLP also served as independent public accountants of the Company for the fiscal year ended December 31, 1996.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

         One or more representatives of Arthur Andersen LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and NASDAQ. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995 except that the Initial Statement of Beneficial Ownership on Form 3 for Dr. Butler was filed late and a Form 4 for four transactions for Dr. Cerami was filed late.

                             STOCKHOLDERS' PROPOSALS

         Stockholders deciding to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by January 1, 1998.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                           INCORPORATION BY REFERENCE

         Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the financial statements contained therein are incorporated herein by reference. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 is included with the Company's annual report to stockholders which accompanies this proxy statement.

                                     GENERAL

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company has retained the services of Registrar and Transfer Company to assist in the proxy solicitation at a fee estimated to be $15,000. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

         Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

         ALTEON HAS FURNISHED, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 18, 1997, AND WILL FURNISH TO EACH BENEFICIAL STOCKHOLDER SUCH REPORT UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

         PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                      By Order of the Board of Directors

                                      ELIZABETH A. O'DELL,
                                      Secretary

Ramsey, New Jersey
May 12, 1997

                                   ALTEON INC.

                         AMENDED 1995 STOCK OPTION PLAN


      1. Purposes of Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant of an Option.

      2. Certain Definitions. As used herein, the following definitions shall apply:

            2.1.  "Administrator" means the Board or a Committee.

            2.2.  "Board" means the Board of Directors of the Company.

            2.3. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            2.4. "Committee" means a Committee appointed by the Board in accordance with Section 4.1 of the Plan.

            2.5.  "Common Stock" means the Common Stock of the Company.

            2.6.  "Company" means Alteon Inc., a Delaware corporation.

            2.7. "Consultant" means any person, including an advisor, who is engaged by the Company or any Subsidiary to render services and is compensated for such services. The payment of a director's fee by the Company shall not render a director a Consultant within the meaning of this section.

            2.8. "Date of Grant" means the date on which an Option is granted under the Plan pursuant to Section 12 of the Plan.

            2.9. "Employee" means any person, including officers and directors, employed by the Company or any Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute employment by the Company.

            2.10. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            2.11. "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

                  (a) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to such date as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                  (b) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock as quoted on such System or by such dealer for the last market trading day prior to such date; or

                  (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

            2.12. "Incentive Stock Option" means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code.

            2.13. "Non-Compensated Directors" means directors of the Company who are not Employees or Consultants.

            2.14. "Non-Qualified Stock Option" means an Option which does not qualify as an Incentive Stock Option.

            2.15. "Option" means a stock option granted pursuant to the Plan.

            2.16. "Option Agreement" means the agreement which must be entered into between the Optionee and the Company upon the grant of an Option by the Company to the Optionee as approved by the Administrator pursuant to Section 15 of the Plan.

            2.17. "Optionee" means a person who receives an Option.

            2.18. "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

            2.19. "Plan" means this 1995 Stock Option Plan.

            2.20. "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

            2.21. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,000,000 Shares and the maximum number of Shares which may be covered by Options granted to any employee in any calendar year may not exceed 500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

      4.    Administration of the Plan.

            4.1.  Procedure.

                  (a) Administration With Respect to Directors and Officers. With respect to grants of Options to Employees and Consultants who are also officers or directors of the Company, the Plan shall be administered, and grants of Options shall be approved, by (i) the Board or (ii) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as (A) to permit transactions under the Plan to qualify for exemption from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder ("Rule 16b-3") and (B) to satisfy all legal requirements relating to administration of stock option plans and the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan.

                  (b) Administration With Respect to Consultants and Employees Who Are Not Directors or Officers. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                  (c) Formula Awards to Non-Compensated Directors.

                           (i) On the date of a Non-Compensated Director's
election or reelection to the Board at an annual meeting of shareholders of the Company, he shall be granted a Non-Qualified Stock Option to purchase 33,600 Shares. Such Option shall vest and become exercisable as to 11,200 Shares on each anniversary of such Non-Compensated Director's election to the Board, provided that on such anniversary he is then serving as a director of the Company.

                           (ii) If a Non-Compensated Director is elected or
appointed to the Board other than at an annual meeting of shareholders, on the date of his election he shall be granted a Non-Qualified Stock Option to purchase the number of shares determined by multiplying 933 by the number of whole or partial months in the term to which he was elected. For purposes of the preceding sentence, a month shall mean a period of 30 consecutive days. Such Options shall vest and become exercisable as to 11,200 Shares on each anniversary of such Non-Compensated Director's election or appointment to the Board, provided that on such anniversary he is then serving as a director of the Company. If the term of a director who has received an Option pursuant to this
Section 4.1(c)(ii) expires before the Option has become fully exercisable, the Option shall become fully exercisable on the last day of such director's term, provided that he is then serving as a director of the Company.

                           (iii) If a Non-Compensated Director to whom a
Non-Qualified Stock Option is to be granted pursuant to Section 4.1(c)(i) is serving on the Board at the time of such election or reelection by virtue of having been appointed to the Board to fill a vacancy or newly created directorship, and such director received a Non-Qualified Stock Option upon such appointment pursuant to the Company's 1987 Stock Option Plan, as amended, the number of shares subject to the Non-Qualified Stock Option to be granted pursuant to Section 4.1(c)(i) shall be reduced by a number equal to 33,600 minus the product of (i) 933 and (ii) the number of full months during which such Non-Compensated Director has served as a director. For purposes of the preceding sentence, a month shall mean a period of 30 consecutive days.

                           (iv) Options granted pursuant to this Section shall
have a per share exercise price equal to the Fair Market Value per share on the Date of Grant and shall expire ten years from the Date of Grant. Once an Option granted pursuant to this Section, or any portion thereof, has become exercisable, it shall remain exercisable regardless of whether or not the Non-Compensated Director holding the Option later ceases to be a director of the Company.

                  (d) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to directors, non-director officers, and Employees and Consultants who are neither directors nor officers.

            4.2. Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator, acting in its sole discretion, shall have the power and authority to supervise the administration of the Plan and to take all action necessary or desirable in order to carry out the provisions of the Plan including, without limitation, the power and authority:

                  (a) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Options are granted hereunder;

                  (c) to determine the number of shares of Common Stock to be covered by each such Option granted hereunder;

                  (d) to approve forms of agreement for use under the Plan;

                  (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder (including, but not limited to, the exercise price, the vesting schedule, and any restrictions or limitations regarding any Option and/or the Shares relating thereto) based in each case on such factors as the Administrator shall determine, in its sole discretion;

                  (f) to make changes to any outstanding Option, including, without limitation, to reduce the exercise price, to accelerate the vesting schedule, or to extend the expiration date, provided that no such change shall impair the rights of any Optionee under any grant previously made without such Optionee's consent;

                  (g) to determine whether and when an Optionee has ceased to have an employment or consulting relationship with the Company;

                  (h) to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and the Optionee shall accept.

            4.3. Effect of Committee's Decision. The Administrator shall have the power and authority to establish, amend, and revoke rules and regulations for administration of the Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options.

      5. Eligibility. Non-Qualified Stock Options may be granted to Non-Compensated Directors (but only pursuant to Section 4.1(c)), Employees, and Consultants. Incentive Stock Options may be granted only to Employees. An individual who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

      6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

      7.    Exercise Period of Option.

            7.1. Term. Each Option shall vest and become exercisable as provided in the Option Agreement. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in no case shall the term shall be more than ten (10) years from the Date of Grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the Date of Grant.

            7.2. Termination of Employment. If an Optionee ceases to be an Employee of the Company for any reason, except death or disability within the meaning of Section 422(c) of the Code, an Incentive Stock Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an Employee, may be exercised by the Optionee within three (3) months after the date on which the Optionee's employment terminated, but in any event no later than the date of expiration of the Option term. If the Optionee's employment is terminated because of the death or disability of the Optionee within the meaning of Section 422(c) of the Code, an Incentive Stock Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an Employee, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve
(12) months from the date the Optionee's employment terminated, but in any event no later than the date of expiration of the Option term. An Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of employment.

      8.    Option Exercise Price and Consideration.

            8.1. Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, provided that in the case of an Incentive Stock Option (a) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Date of Grant and (b) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Date of Grant.

            8.2. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option (other than Options granted pursuant to Section 4.1(c)), including the method of payment, shall be determined by the Administrator and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (vi) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws.

      9.    Exercise of Option.

            9.1. Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full consideration for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued. An Option may not be exercised for a fraction of a Share.

            9.2.  Limitations on Exercise.

                  (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the National Association of Securities Dealers or any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  (b) The Administrator may specify a reasonable minimum number of shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising that full number of Shares as to which the Option is then exercisable.

            9.3. Withholding Obligations. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable, in a form and manner satisfactory to the Administrator.

      10.   Transferability of Options. Except as otherwise provided in this
Section 10, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and during the lifetime of the Optionee shall be exercisable only by the Optionee. If the Administrator so determines, Non-Qualified Stock Options may be transferable to (a) the Optionee's spouse, parents, siblings, children or grandchildren (including stepparents, stepsiblings, stepchildren, and stepgrandchildren), (b) trusts for the benefit of the Optionee and/or such family members, and (c) partnerships whose only partners are the Optionee and/or such family members, provided that (i) no consideration is paid for such transfer, (ii) the terms and conditions of the Option which are applicable to the Optionee prior to the transfer of the Option shall continue to apply to the transferee; and (iii) the Option Agreement pertaining to each transferable option shall set forth the applicable transfer restrictions.

      11. Adjustments. Unless the terms of an Option Agreement provide otherwise:

            11.1. Change in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            11.2. Merger without Change of Control. After a merger of one or more corporations or other entities with or into the Company or after a consolidation of the Company and one or more corporations or other entities in which the shareholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation or other entity, as the case may be, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive in lieu of the shares of Common Stock as to which such Option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such Option shall be so exercised.

            11.3. Sale or Merger with Change of Control. If the Company is merged with or into or consolidated with another corporation or other entity under circumstances where the shareholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the

Company or the surviving or resulting corporation or other entity, as the case may be, or if one hundred percent of the then outstanding voting shares of the Company are sold or otherwise transferred, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation or other entity while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause (c) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of the shares of Common Stock as to which Option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or common stock) to which such holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised; (b) the Administrator may accelerate the time for exercise of some or all unexercised and unexpired options so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Administrator such accelerated options shall be exercisable in full; or (c) all outstanding Options may be cancelled by the Administrator as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (i) notice of such cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, if the Administrator shall have accelerated the time for exercise of all unexercised and unexpired Options, in full during the 10-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

            11.4. Miscellaneous. Adjustments under this Section 11 shall be determined by the Administrator, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

      12. Time of Granting Options. The Date of Grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is granted within a reasonable time after the date of such grant.

      13.   Amendment and Termination of the Plan.

            13.1. Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made without the Optionee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the National Association of Securities Dealers or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

            13.2. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

      14. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      15. Agreements. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option as the Administrator shall determine. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      16. No Additional Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

      17. Rule 16b-3. Grants of Options to persons subject to Section 16(b) of the Exchange Act must qualify for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3. Options granted to such persons shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.



                                *   *   *   *   *

                                 REVOCABLE PROXY
                                  ALTEON INC.


[ X ]  PLEASE MARK VOTES
       AS IN THIS EXAMPLE

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby constitutes and appoints Kenneth I. Moch and Elizabeth
A. O'Dell and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares and warrants of Alteon Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Grand Hyatt, Park Avenue at Grand Central, New York, New York at 9:00 A.M., local time, on Tuesday, June 10, 1997, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

                                                 With-               For All
                                      For        hold                Except
1. ELECTION OF DIRECTORS.
    (Mark one only)                   [ ]         [ ]                  [ ]



NOMINEES: DR. ROBERT N. BUTLER AND DR. MARK NOVITCH


(INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)


------------------------------------------------------------------------------


     Please be sure to sign and date
        this Proxy in the box below           Dated:
                                                    -------------------------



------------------------------          ----------------------------------------
Signature of Stockholder                Signature of Stockholder if held Jointly



 2.  Approval of proposal to ratify the                   With-         For All
     appointment of Arthur Andersen LLP        For        hold          Except
     as the independent public
     accountants of the Company for the        [ ]         [ ]            [ ]
     fiscal year ending December 31,
     1997.




 3.  Approval of proposal to ratify the        For         Against       Abstain
     amendment of the Alteon Inc.
     Amended and Restated 1995 Stock           [ ]           [ ]           [ ]
     Option Plan to increase the number
     of shares of Common Stock
     reserved for issuance upon the exercise of options granted under the Plan from 1,000,000 shares to 2,000,000 shares.


 4.  Approval of proposal to remove the        For         Against       Abstain
     limitation on the number of shares
     of Common Stock issuable upon             [ ]           [ ]           [ ]
     conversion of the 6% Cumulative
     Convertible Preferred Stock.




 5.  Approval of proposal to authorize         For         Against       Abstain
     the issuance and sale of additional
     shares of Preferred Stock.                [ ]           [ ]           [ ]







 6.  In their discretion, the proxies          I Will      Will Not    Attend
     are authorized to vote upon other                                 the
     matters as may properly come before         [ ]          [ ]      Meeting
     the Meeting.



  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                                   ALTEON INC.
-------------------------------------------------------------------------------

This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY